Exhibit 99

Meyler&Company LLC	One Arin Park	Phone: 732-671-2244

Certified Public Accountants	1715 Highway 35
& Management Consultants	Middletown, NJ 07748

March 21, 2013

Mr. Robert Price

Paradigm Resource Management Corporation

13520 Oriental St.

Rockville, MD 20853

Dear Mr. Price,

As a result of Meyler & Company, LLC (“Meyler”) combining its practice with Cowan, Gunteski, & Company, P.A., (“Cowan”), the clients of Meyler became clients of Cowan. As a result of the combination, the client-auditor relationship between Paradigm Resource Management Corporation (Commission File Number 000-1405660) and Meyler, independent registered public accounting firm, has ceased effective March 21, 2013.

Sincerely,

/s/Meyler & Company, LLC

cc: PCAOB Letter File

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549-7561

1

RESOLUTION OF

THE BOARD OF DIRECTORS

OF

PARADIGM RESOURCE MANAGMENT CORP.

The following is a true copy of the resolution duly adopted by the Board of Directors of this March 21st, 2013;

The Board of Directors who was present for this meeting & took active part therein was:

Robert M. Price

WHEREAS there has been presented to and considered by this meeting to Note that its independent registered public accounting firm, Meyler & Company, LLC (“Meyler”), that it has combined its practice with Cowan, Gunteski & Co. P.A. As a result of the combination and upon notice by Meyler to the Company on March 21st, 2013, Meyler in effect has resigned as the Company’s independent registered public accounting firm and Cowan, Gunteski & Co. P.A. became the Company’s independent registered public accounting firm.

NOW THEREFORE BE IT RESOLVED that the Board of Directors, having considered this matter, and having opened the floor to all those who voice a preference in the issue have decided unanimously and RESOLVED that:

The Company Accept the firm of Cowan, Gunteski & Co PA to be the firm’s new Public Accounting Firm.

Said Motion is hereby passed and the corporate books, records and the secretary shall file this Resolution in the corporate records.

DATED: May 17th, 2013

_____________________

David E. Price, Esq.; Secretary